Exhibit 2.1

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2024 (the “Effective Time”), by and among GameSquare Holdings, Inc., a Delaware corporation (“GAME”), FaZe Holdings Inc., a Delaware corporation and wholly-owned subsidiary of GAME (“FAZE”), FaZe Media Holdings, LLC, a Delaware limited liability company (the “Game Investor”)and FAZE Media, Inc., a Delaware corporation (the “Company”). Each of GAME, FAZE, the Game Investor and the Company is referred to individually as a “Party” and, collectively, the “Parties.” Capitalized terms used herein but not defined shall have the meanings given in the Certificate of Incorporation of the Company, dated as of May 15, 2024 (the “Charter”).

WHEREAS, on March 7, 2024, pursuant to that certain Agreement and Plan of Merger, dated October 19, 2023, by and among FAZE, GAME, and GameSquare Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into FAZE with FAZE surviving as a wholly-owned subsidiary of GAME (the “GAME-FAZE Merger Date”);

WHEREAS, GAME, FAZE and their respective Subsidiaries (the “GAME Parties”) desire to:

(a) contribute, assign, transfer, convey, and deliver to the Company (i) all of the GAME Parties’ right, title, and interest in and to the assets owned or held for use set forth on Schedule A hereto (the “Contributed Assets”), and (ii) solely the Liabilities set forth on Schedule A (the “Assumed Liabilities”) (which the Parties agree that such Contributed Assets and Assumed Liabilities shall be deemed to have an aggregate value of $10,000,000), in each case excluding, subject to the terms and conditions of this Agreement, any and all assets of the GAME Parties that are not Contributed Assets (the “Excluded Assets”) and any and all Liabilities of the GAME Parties or which are otherwise related to the Business that are not Assumed Liabilities, including those liabilities set forth on Schedule A hereto (the “Excluded Liabilities”), and

(b) enter into the Master Services Agreement, in exchange for 11,450,000 shares of Series A-1 Preferred Stock, par value $0.0001 (the “Series A-1 Preferred Stock”), or 51% of all the capital stock of the Company outstanding as of the Effective Time (such transaction, the “Asset Contribution”), on the terms and subject to the conditions set forth herein;

WHEREAS, contemporaneous with the Asset Contribution, the Company, the Game Investor and Gigamoon Media LLC, a Delaware limited liability company (the “Kalish Investor”), are entering into that certain Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, pursuant to which (x) the Kalish Investor is purchasing 11,000,000 shares of Series A-2 Preferred Stock, or 49% of all the capital stock of the Company outstanding as of the date of the Purchase Agreement and (y) each of the Game Investor and the Kalish Investor have the right to purchase additional shares of Preferred Stock on or prior to the second anniversary of the effective date of the Charter;

WHEREAS, the Company desires to accept the Asset Contribution from the GAME Parties; and

WHEREAS, in connection with the Asset Contribution, the Game Investor, the Kalish Investor and the Company are entering into a Stockholders’ Agreement, in substantially the form attached hereto as Exhibit A (the “Stockholders’ Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Asset Contribution and Acceptance.

1.1 Contribution. Subject to the terms and conditions set forth herein, as of the Effective Time, the GAME Parties hereby contribute, assign, transfer, convey, and deliver to the Company the Contributed Assets and Assumed Liabilities in exchange for 11,450,000 shares of Preferred Stock (the “Shares”), or 51% of all of the capital stock of the Company outstanding as of the Effective Time, to be issued in the name of the Game Investor.

1.2 Acceptance. The Company hereby accepts the contribution, assignment, transfer, conveyance, and delivery of all of the GAME Parties’ right, title, and interest in and to the Contributed Assets and assumes and agrees to discharge or perform all of the Assumed Liabilities, in accordance with the terms set forth herein.

For the avoidance of doubt, the Contributed Assets and the Assumed Liabilities shall not include the Excluded Assets or Excluded Liabilities and subject to Section 4.2 and Section 4.3, the GAME Parties shall retain (i) all right, title, and interest in and to the Excluded Assets and (ii) all Excluded Liabilities.

2. Representations and Warranties of the GAME Parties. The GAME Parties hereby represent and warrant, on a joint and several basis, to the Company as follows:

2.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. Each of the GAME Parties is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the GAME Parties is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2

(b) Subsidiaries. Section 2.1(b)(i) of the Disclosure Letter lists each of the Subsidiaries of GAME as of the date hereof and its place of organization. Section 2.1(b)(ii) of the Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by GAME: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by GAME. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of GAME that is owned directly or indirectly by GAME have been validly issued, were issued free of preemptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of GAME. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, GAME does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

2.2 Authority; Non-Contravention; Governmental Consents.

(a) Authority. Each of the GAME Parties has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the GAME Parties and the consummation by the GAME Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the GAME Parties and no other corporate proceedings on the part of the GAME Parties are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the GAME Parties and, assuming due execution and delivery by the other Parties, constitutes the legal, valid, and binding obligation of the GAME Parties, enforceable against the GAME Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the GAME Parties, and the consummation by the GAME Parties of the transactions contemplated by this Agreement do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the GAME Parties or any of their Subsidiaries; (ii) conflict with or violate any Law applicable to the GAME Parties, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the GAME Parties’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Assigned Contract or Permit to which a GAME Party is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the GAME Parties.

3

(c) Contractual Consents. Except as set forth on Section 2.2(c) of the Disclosure Letter, no Consent under any Assigned Contract or Permit is required to be obtained from, and no GAME Party is or will be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. For purposes of this Agreement, including this Section 2.2(c) and Section 2.2(d), a Consent or Permit will be deemed “required” to be obtained, a notice will be deemed “required” to be given and a filing or declaration will be deemed “required” to be made if the failure to obtain such Consent or Permit, give such notice or make such filing or declaration could result in any GAME Party, the Company or the Business: (i) becoming subject to any Liability; (ii) being required to make any payment, issue any securities or deliver anything of value; or (iii) losing or forgoing any right or benefit.

(d) Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasigovernmental authority, including any national securities exchange (a “Governmental Entity”), is required to be obtained or made by the GAME Parties in connection with the execution, delivery, and performance by the GAME Parties of this Agreement or the consummation by the GAME Parties of the transactions contemplated hereby.

2.3 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings. With the exception of the delay resulting from the need to select a new auditor because the previous one failed to adhere to PCAOB Auditing Standards in relation to the Company’s Form 20-F for the fiscal year ended August 31, 2022, and any and all correspondence, amendments, exhibits, supplements related thereto, each of the GAME Parties has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2021 (the “SEC Documents”). True, correct, and complete copies of all SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the GAME Parties have made available to the Company the full text of all such SEC Documents that they have so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such SEC Documents. None of the SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of GAME, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

4

(b) Financial Statements. Section 2.3(b) of the Disclosure Letter sets forth true and complete copies of the Business Pro-Forma Financial Statements. The Business Pro-Forma Financial Statements (i) have been carved-out of and prepared from the books and records of the GAME Parties; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Business as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments and omitted footnotes (but only if the effect of such adjustments or omitted footnotes would not, individually or in the aggregate, be material).

(c) Internal Controls. The GAME Parties have established and maintain a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Business Pro-Forma Financial Statements) for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the GAME Parties; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the GAME Parties are being made only in accordance with appropriate authorizations of the applicable management and boards of directors of the GAME Parties; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the GAME Parties.

(d) Disclosure Controls and Procedures. The GAME Parties’ “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the GAME Parties in the reports that they file or submit under the Exchange Act are recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the GAME Parties’ management, as applicable, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the GAME Parties, as applicable, required under the Exchange Act with respect to such reports. None of the GAME Parties nor, to the Knowledge of GAME, the GAME Parties’ independent registered public accounting firm has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the GAME Parties that has not been subsequently remediated; or (ii) any fraud that involves the GAME Parties’ management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the GAME Parties.

5

(e) Undisclosed Liabilities. Except as set forth on Section 2.2(e) of the Disclosure Letter, there are no Liabilities with respect to the Business other than Liabilities that: (i) are reflected or reserved against in the Business Pro-Forma Financial Statements (including in the notes thereto); (ii) were incurred since December 31, 2023 (the “Balance Sheet Date”) in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to exceed $100,000, individually or in the aggregate.

(f) Off-Balance Sheet Arrangements. None of the GAME Parties is a party to, or has any commitment to become a party to, with respect to the Business: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the GAME Parties, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(g) Sarbanes-Oxley and Nasdaq Compliance. Each of the principal executive officer and the principal financial officer of the GAME Parties (or each former principal executive officer and each former principal financial officer of the GAME Parties), as applicable, has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Documents, as applicable, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The GAME Parties are also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

(h) Accounting, Securities, or Other Related Complaints or Reports. With the exception of the Company’s Form 20-F for the fiscal year ended August 31, 2022, since January 1, 2021: (i) none of the GAME Parties nor any director or officer of the GAME Parties has received any oral or written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the GAME Parties or any oral or written complaint, allegation, assertion, or claim from employees of the GAME Parties regarding questionable financial accounting or auditing matters with respect to the GAME Parties; and (ii) no attorney representing the GAME Parties, whether or not employed by the GAME Parties, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the GAME Parties, or any of their respective officers, directors, employees, or agents to the board of directors of the GAME Parties, as applicable, or any committee thereof, or to the chief executive officer, chief financial officer, or general counsel of the GAME Parties, as applicable.

(i) Accounts Receivable; Accounts Payable. All of the accounts receivable included in the Contributed Assets, including the Accounts Receivable, arose in the ordinary course of business, are carried on the records of the GAME Parties at values determined in accordance with GAAP and are bona fide and collectible in full. No Person has any Lien on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable except as fully and adequately reflected in reserves for doubtful accounts set forth in the Interim Balance Sheet. The AP/AR Listing contains a complete and accurate list of each of the Accounts Payable and Accounts Receivable as of May 14, 2024.

6

(j) Indebtedness. Section 2.3(j) of the Disclosure Letter sets forth an accurate and complete list of all Assumed Debt as of the date of this Agreement, identifying the name of the creditor or creditors to which such Assumed Debt is owed, the type of instrument under which such Assumed Debt is evidenced or the agreement under which such Assumed Debt was incurred and the aggregate principal amount of such Assumed Debt as of the close of business on the date of this Agreement. No Assumed Debt contains any restriction upon: (i) the prepayment of any of such Assumed Debt; (ii) the incurrence of any other Assumed Debt by any GAME Party; or (iii) the ability of any GAME Party to grant any Lien on any of its assets. No GAME Party is in default with respect to any Assumed Debt and no payment with respect to any Assumed Debt is past due. No GAME Party has received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Assumed Debt. Neither the consummation of any of the transactions contemplated by this Agreement nor the execution, delivery or performance of this Agreement will, or could reasonably be expected to, cause or result in a default, breach or acceleration, automatic or otherwise, of any condition, covenant or other term of any Assumed Debt. No GAME Party has guaranteed or otherwise become liable for any Assumed Debt of any other Person.

(k) Insider Receivables. No amounts are owed by any Business Associate to any GAME Party.

(l) Inventory. A complete and accurate list of the Inventory as of the Balance Sheet Date, is set forth on Section 2.3(l) of the Disclosure Letter. The Inventory as of the date hereof is of a quantity, quality, and mix consistent with past practice and at levels historically maintained by the GAME Parties with regard to the Business, sufficient for the continued operation of the Business in the ordinary course of business immediately after the Effective Time. All such Inventory is owned by the GAME Parties free and clear of all Liens. All Inventory was produced or acquired by the GAME Parties in bona fide, arms-length transactions entered into in the ordinary course of business. No Inventory is held on consignment, or is otherwise subject to any ownership interest of any third party. The Inventory consists, and will consist at Closing, of items of a quality usable or saleable in the ordinary course of business. All Inventory reflected in the Business Pro-Forma Financial Statements has been valued on a basis consistent with the inventory valuation policies and practices of the GAME Parties.

(m) Business Plan. The Business plan attached to Section 2.3(m) of the Disclosure Letter is reasonably prepared based on currently available information and does not contain any material misstatements or omissions. The projected revenue and margin for calendar years 2024 and 2025 are reasonable projections based on currently available information and, to the Knowledge of GAME, there are no material facts or circumstances that have not been made available to the Company that would make it improbable that the projections will be met.

7

2.4 Absence of Certain Changes or Events.

(a) No Material Adverse Effect; Ordinary Course. Since the Balance Sheet Date, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, will or would reasonably be expected to have or result in a Material Adverse Effect. Since the Balance Sheet Date, each GAME Party has conducted the Business only in the ordinary course and consistent with past practices, and each GAME Party has, with respect to the Business, the Contributed Assets, the Assumed Liabilities and the Business Associates:

(i) used reasonable efforts to: (A) preserve intact its present business organization; (B) keep available the services of its present officers, managerial personnel and key employees and independent contractors; (C) preserve its relationships with customers, suppliers, landlords, creditors and others having business relationships with it; and (D) maintain its assets in their current condition, except for ordinary wear and tear;

(ii) repaired, maintained or replaced its equipment in accordance with the normal standards of maintenance applicable in the industry in which it operates;

(iii) paid all indebtedness and other accounts payable as they became due; and

(iv) prepared and filed or caused to be prepared and filed any Tax Returns that were required to be filed on or prior to the date of this Agreement and paid all Taxes due with respect to such Tax Returns within the time and in the manner required by applicable Legal Requirements.

(b) Operational Matters. Since the Balance Sheet Date, no GAME Party has, in connection with the Business, the Contributed Assets, the Assumed Liabilities or the Business Associates:

(i) amended or terminated any Material Contract or received any notice or other communication that any other Person has or intends to take any such action;

(ii) transferred, granted any license or sublicense of any rights under or with respect to any of its Intellectual Property, other than in the ordinary course of business;

(iii) adopted, terminated or amended any Business Employee Plan, made any contribution to any Business Employee Plan (other than regularly scheduled contributions), except as required to comply with applicable Law, increased the compensation or benefits of any Business Associate, made or committed to make any grants of equity or equity-based compensation or granted any new right to severance or termination pay to any Business Associate;

(iv) made any oral or written representation or commitment with respect to any aspect of any Business Employee Plan that is not in accordance with the existing written terms and provision of such Business Employee Plan;

8

(v) terminated the employment of any employee, other than in the ordinary course of business;

(vi) acquired (including by merger, consolidation or the acquisition of any equity interest or assets), leased or licensed or disposed of or sold (whether by merger, consolidation or the sale of an equity interest or assets) any assets, except for fair consideration in the ordinary course of business;

(vii) acquired (including by merger, consolidation or the acquisition of any equity interest or assets) or sold (whether by merger, consolidation or the sale of an equity interest or assets), leased or disposed of any assets (whether or not in the ordinary course of business or consistent with past practice) having a fair market value in excess of $25,000 individually or $100,000 in the aggregate;

(viii) mortgaged, pledged or subjected to any Lien any of its assets;

(ix) made any loans, advances or capital contributions to, or investment in, any other Person, other than loans or investments by any GAME Party to or in any other GAME Party;

(x) entered into any joint venture, strategic partnership or alliance;

(xi) (A) changed any of its practices or procedures with respect to the collection of accounts receivable or the payment of accounts payable; (B) offered to discount the amount of any account receivable; (C) extended any incentive (whether to an account debtor, an account creditor or any employee or third party responsible for the collection of receivables or the payment of payables) with respect to any account receivable or account payable or the payment or collection thereof; or (D) taken or omitted to take any other action with the intent or effect of accelerating the collection of receivables or delaying the payment of payables;

(xii) incurred any indebtedness outside the ordinary course of business;

(xiii) cancelled, compromised, waived or released any right or claim other than immaterial rights or claims in the ordinary course of business;

(xiv) (A) paid, discharged or satisfied any claim or Liability, other than immaterial Liabilities arising in the ordinary course of business; or (B) cancelled, compromised, waived or released any right or claim, other than immaterial rights or claims in the ordinary course of business;

9

(xv) incurred or committed to incur any capital expenditures, capital additions or capital improvements, other than budgeted capital expenditures made in the ordinary course of business;

(xvi) (A) made, changed or rescinded any election relating to Taxes; (B) settled or compromised any claim, controversy or Legal Action relating to Taxes; (C) except as required by applicable Law, made any change to (or made a request to any Governmental Entity to change) any of its methods, policies or practices of Tax accounting or methods of reporting income or deductions for Tax purposes; (D) amended, refiled or otherwise revised any previously filed Tax Return, or foregone the right to any amount of refund or rebate of a previously paid Tax; (E) entered into or terminated any Tax agreements with a Governmental Entity; (F) prepared any Tax Return in a manner inconsistent with past practices; (G) consented to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes; (H) entered into a Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; (I) granted any power of attorney relating to Tax matters; or (J) requested a ruling with respect to Taxes;

(xvii) changed any of its methods of accounting or accounting practices in any material respect; or

(xviii) authorized, approved, agreed to, made or offered to make any commitment, orally or in writing, to take any actions set forth this Section 2.4.

2.5 Taxes.

(a) Tax Returns and Payment of Taxes. The GAME Parties have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. None of the GAME Parties is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by any GAME Party (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the GAME Parties have made an adequate provision for such Taxes in the financial statements included in the SEC Documents (in accordance with GAAP). The GAME Parties’ most recent financial statements included in the SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the GAME Parties through the date of such financial statements. None of the GAME Parties has incurred any material Liability for Taxes since the date of the GAME Parties’ most recent financial statements included in the SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

(b) Availability of Tax Returns. The GAME Parties have made available to the Company complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the GAME Parties for any Tax period ending after December 31, 2021.

(c) Withholding. The GAME Parties have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Business Associate, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

10

(d) Liens. There are no Liens for material Taxes upon the assets of the GAME Parties other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the GAME Parties’ most recent financial statements included in the SEC Documents.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the GAME Parties remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the GAME Parties. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the GAME Parties.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the GAME Parties do not file Tax Returns that the GAME Parties are or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. None of the GAME Parties has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. None of the GAME Parties: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the GAME Parties) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement.

(i) Change in Accounting Method. None of the GAME Parties has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. The GAME Parties will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Effective Time; (ii) installment sale or open transaction disposition made on or prior to the Effective Time; (iii) prepaid amount received on or prior to the Effective Time; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

11

(k) Section 355. None of the GAME Parties has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(l) Reportable Transactions. None of the GAME Parties has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 67I(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

2.6 Intellectual Property.

(a) Scheduled Business-Owned IP. Section 2.6(a) of the Disclosure Letter sets forth an accurate and complete list, as of the date of this Agreement, of all: (i) Business-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Business-Owned IP.

(b) Right to Use; Title. The GAME Parties are the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Business-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the Business (“Business IP”), in each case, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 2.6(b) of the Disclosure Letter sets forth an accurate and complete list, as of the date of this Agreement, of all Business IP (other than such Business IP required to be set forth in Section 2.6(a) of the Disclosure Letter). No Contracts permitting use of Intellectual Property of any third Person by the GAME Parties will be violated or give rise to a right of termination, modification, acceleration, or cancellation under any provision by (or will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except as has not been and would not be, individually or in the aggregate, material to the GAME Parties, taken as a whole.

(c) Validity and Enforceability. The GAME Parties’ rights in the Business-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The GAME Parties have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets in possession of the GAME Parties, including requiring all Persons who receive access to such Trade Secrets to execute valid, written nondisclosure agreements requiring such individuals to (or such Persons are otherwise obligated by operation of Law to) protect the confidentiality of such Trade Secrets and refrain from using them for purposes other than as authorized by the GAME Parties, except as has not been and would not be, individually or in the aggregate, material to the GAME Parties taken as a whole. To the Knowledge of GAME, there has not been any unauthorized disclosure of or unauthorized access to any Trade Secrets in the possession of the GAME Parties to or by any Person in a manner that has resulted or may reasonably result in the misappropriation of, or loss of Trade Secret or other rights in and to, such Trade Secret, except as has not been and would not be, individually or in the aggregate, material to the GAME Parties taken as a whole.

12

(d) Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the conduct of the businesses of the GAME Parties has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of GAME, no third party is infringing upon, violating, or misappropriating any Business IP.

(e) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of GAME, threatened: (i) alleging any infringement, misappropriation, or violation by the GAME Parties of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Business-Owned IP or the GAME Parties’ rights with respect to any Business-Owned IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The GAME Parties are not subject to any outstanding Order that restricts or impairs the use of any Business-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Business IT Systems. Section 2.6(f) of the Disclosure Letter sets forth an accurate and complete list, as of the date of this Agreement, of all the Business IT Systems. In the past three years, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of Business IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The GAME Parties have taken all reasonable best effort steps to safeguard the confidentiality, availability, security, and integrity of Business IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. With respect to Business IT Systems used or held for use in the business of the GAME Parties, no such Software (or such IT System) contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any Software or IT System or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” or other malicious code or routines that permit unauthorized access or the unauthorized disablement or erasure of such or other software or information or data (or any parts thereof) of the GAME Parties or customers of the GAME Parties.

(g) Privacy and Data Security. The GAME Parties have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the GAME Parties’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In the past three years, the GAME Parties have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the GAME Parties’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Knowledge of GAME, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

13

(h) Invention Assignment. All current and former (since January 1, 2020) employees, directors, officers, consultants, contractors and/or individuals that have contributed to the creation of Intellectual Property on behalf of the GAME Parties have executed an agreement presently assigning all such Intellectual Property to the GAME Parties (or all such rights have vested in the GAME Parties by operation of Law) and, to the Knowledge of GAME, no Person is in breach of any such agreement, except as has not been and would not be, individually or in the aggregate, material to the GAME Parties taken as a whole.

(i) Open Source. The GAME Parties’ use and distribution of Open Source Materials, is in material compliance with all Open Source Licenses applicable thereto, except for any non-compliance which would not be material to the GAME Parties, taken as a whole. None of the GAME Parties has used any Open Source Materials in a manner that subjects any Software owned by the GAME Parties or Business-Owned IP to any compulsory copyleft terms.

2.7 Compliance; Permits.

(a) Compliance. The GAME Parties are and, since January 1, 2020, have been in material compliance with, all Laws or Orders applicable to the GAME Parties or by which the GAME Parties or any of their respective businesses or properties are bound. Since January 1, 2020, no Governmental Entity has issued any notice or notification stating that the GAME Parties are not in compliance with any Law in any material respect.

(b) Permits. The GAME Parties hold, to the extent necessary to operate the Business, all permits, licenses, registrations, variances, clearances, Consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”). No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the GAME Parties is pending or, to the Knowledge of GAME, threatened. Each of the GAME Parties is and, since January 1, 2020, has been in compliance with the terms of all Permits. Section 2.7(b) of the Disclosure Letter provides an accurate and complete list of all Permits held by each GAME Party related to the Business, and the GAME Parties have made available to the Company accurate and complete copies of all such Permits. Since January 1, 2020, no GAME Party has received any notice or other communication from any Governmental Entity regarding: (i) any actual or possible violation of or failure to comply with any term, condition or requirement of any Permit relating to the Business; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit.

2.8 Litigation and Proceedings. Except as set forth in Section 2.8 of the Disclosure Letter as of the date of this Agreement, (a) there is no Legal Action pending or, to the Knowledge of GAME, threatened against the GAME Parties, the Business Associates or any of their respective properties or assets that relates to the Business, (b) to the Knowledge of GAME, there is no investigation or other inquiry pending with any Governmental Entity, against the GAME Parties, the Business Associates or any of their respective properties or assets that relates to the Business and (c) there is no order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”) imposed upon, or, to the Knowledge of GAME, threatened against, the GAME Parties or the Business Associates, nor are any of the properties or assets of the GAME Parties related to the Business bound by or subject to any Order. There are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending or, to the Knowledge of GAME, threatened, in each case regarding any accounting practices of the GAME Parties or any malfeasance by any officer or director of the GAME Parties.

14

2.9 Brokers’ and Finders’ Fees. None of the GAME Parties has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

2.10 Related Party Transactions. No Related Party: (a) has or has had any interest in any material asset used in or otherwise relating to the Business; or (b) is or has been indebted to any GAME Party, and no GAME Party is indebted (or has committed to make any loan or extend or guarantee credit) to any Related Party in connection with the Business. To the Knowledge of GAME, no Related Party has any direct or indirect ownership interest in or relationship with: (i) any Person with which any GAME Party is affiliated or with which any GAME Party has a business relationship relating to the Business; or (ii) any Person that competes with the Business (other than the ownership of less than 1% of the outstanding publicly traded stock in publicly traded companies that may compete with the Business). Other than standard employee benefit plans generally made available to all employees, to the Knowledge of GAME, no Related Party is or has been, directly or indirectly, a party to or otherwise interested in any Contract that is a Contributed Asset or Assumed Liability. No member of the board of directors (or other similar body) of any of the GAME Parties has ever had a conflict of interest with respect to the GAME Parties in connection with the Business.

2.11 Employee Benefit Issues.

(a) Schedule. Section 2.11(a) of the Disclosure Letter contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA (collectively “Benefit Plans”), which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the GAME Parties for the benefit of any Business Associate, or with respect to which the GAME Parties or any ERISA Affiliate has or may have any Liability primarily related to the Business (collectively, the “Business Employee Plans”). Section 2.11(a) of the Disclosure Letter separately identifies each Business Employee Plan that is maintained by a professional employer organization, employer of record or co-employer organization (such entity, a “PEO” and any such Business Employee Plan, a “PEO Plan”).

15

(b) Documents. The GAME Parties have made available to the Company correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Business Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Business Employee Plan; (iii) the most recent financial statements for each Business Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Business Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Business Employee Plan; (vi) all actuarial valuation reports related to any Business Employee Plans; (vii) the most recent nondiscrimination tests performed under the Code; and (viii) all services contracts or other agreements with a PEO.

(c) Employee Plan Compliance. (i) Each Business Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all Business Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of GAME, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of GAME no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the GAME Parties, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Business Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Business Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Business Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability the Company or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of GAME, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, or any similar Governmental Entity with respect to any Business Employee Plan; (vi) there are no material Legal Actions pending, or, to the Knowledge of GAME, threatened with respect to any Business Employee Plan (in each case, other than routine claims for benefits); and (vii) none of the GAME Parties nor, to the Knowledge of GAME, any of its ERISA Affiliates has engaged in a transaction that could subject the GAME Parties or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

16

(d) Plan Liabilities. None of the GAME Parties nor any ERISA Affiliate nor, to the Knowledge of GAME, any PEO, has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title I or Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Business Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Business Employee Plan; (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Business Employee Plan covering any active, retired, or former employees or directors of the GAME Parties or any ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Business Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA; (iii) failed to satisfy the health plan compliance requirements under the Affordable Care Act, including the employer mandate under Section 4980H of the Code and related information reporting requirements; (iv) failed to comply with Section 601 through 608 of ERISA and Section 4980B of the Code, regarding the health plan continuation coverage requirements under COBRA; or (v) failed to comply with the privacy, security, and breach notification requirements under HIPAA. No complete or partial termination of any Business Employee Plan has occurred or is expected to occur.

(e) Certain Business Employee Plans. With respect to each Business Employee Plan:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40)(A) of ERISA (except for a PEO Plan), and none of the GAME Parties nor any of its ERISA Affiliates has now or at any time within the previous six years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan, multiple employer plan or multiple employer welfare arrangement, other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled Business Associates in the case of a PEO Plan;

(ii) no Legal Action has been initiated by the PBGC to terminate any such Business Employee Plan or to appoint a trustee for any such Business Employee Plan;

(iii) no Business Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the GAME Parties or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. Except as set forth in Section 2.11(e) of the Disclosure Letter, no such plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Section 2.11(e) of the Disclosure Letter has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the GAME Parties or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Business Employee Plan.

17

(f) No Post-Employment Obligations. No Business Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and none of the GAME Parties nor any ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Business Associate (either individually or to Business Associates as a group) or any other person that such Business Associate(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law.

(g) Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of GAME, threatened claims by or on behalf of any participant in any Business Employee Plan, or otherwise involving any Business Employee Plan or the assets of any Business Employee Plan; and (ii) no Business Employee Plan is presently or has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(h) Section 409A Compliance. Each Business Employee Plan that is subject to Section 409A of the Code has been operated in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(i) Health Plan Compliance. Each of the GAME Parties complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Business Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(j) Effect of Transaction. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the GAME Parties to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the GAME Parties to merge, amend, or terminate any Business Employee Plan (other than a PEO Plan) or to withdraw participation from a PEO Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Business Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the GAME Parties under any Business Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

18

(k) Employment Law Matters. The GAME Parties: (i) have been during the past three years in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Business Associate and contingent workers; and (ii) have been during the past three years in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Business Associates, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) Labor. None of the GAME Parties is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the GAME Parties with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of GAME, no material work stoppage, slowdown, or labor strike against the GAME Parties with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. None of the Business Associates is represented by a labor organization, work council, or trade union and, to the Knowledge of GAME, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the GAME Parties, or any Business Associates. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of GAME, threatened relating to any employment related matter involving any Business Associates or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.12 Real Property and Personal Property Matters; Sufficiency of Assets.

(a) Leased Real Estate. Section 2.12(a) of the Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The GAME Parties have delivered to the Company a true and complete copy of each such Lease. Except as set forth on Section 2.12(a) of the Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) none of the GAME Parties nor, to the Knowledge of GAME, any other party to the Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (iii) the GAME Parties’ possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of GAME, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. None of the GAME Parties has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor have the GAME Parties subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the GAME Parties) a right to use or occupy such Leased Real Estate or any portion thereof.

19

(b) Real Estate Used in the Business. The Leased Real Estate identified in Section 2.12(b) of the Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the Business.

(c) Personal Property. The list of Business Personal Property set forth on Section 2.12(c) of the Disclosure Letter is complete and accurate in all respects. The GAME Parties are in possession of and have good, valid and marketable title to, or valid leasehold interests in or valid rights under contract to use, all Business Personal Property. The Business Personal Property constitutes all personal property necessary or useful to conduct the Business as currently conducted, as they are currently planned by the GAME Parties to be conducted and as conducted in the past 12 months. None of the Business Personal Property is owned by any other Person without a valid and enforceable right of the GAME Parties to use and possess such Business Personal Property, which right will remain valid and enforceable following the Effective Time. None of the Business Personal Property is subject to any Lien, other than Permitted Liens. All Business Personal Property: (i) is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for the conduct of the Business as currently conducted by the GAME Parties and as they are currently planned by the GAME Parties to be conducted; (ii) is available for immediate use in the business and operation of the GAME Parties as currently conducted, and will be available for the immediate use in the Business by the Company immediately following the Effective Time; and (iii) permits each GAME Party to operate in accordance with applicable Law. Section 2.12(c) of the Disclosure Letter identifies all assets that are material to the Business that are being leased to any GAME Party. No Affiliate of any GAME Party, other than the GAME Parties, owns, leases or holds any Business Personal Property.

(d) Customer Information. The GAME Parties collectively have sole and exclusive ownership of, free and clear of any Liens, or have the valid right to use in the Business as currently conducted, all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to current and former customers of the Business for which any GAME Party has retained records. No Person other than a GAME Party possesses any licenses, claims or rights with respect to the use of any such customer information.

(e) Sufficiency of Assets. The Contributed Assets, collectively, are sufficient for the continued conduct of the Business after the Effective Time in substantially the same manner as currently conducted, intended to be conducted and as conducted in the past 12 months and constitute all of the rights, property, and assets necessary or useful to conduct the Business as currently conducted and intended to be conducted. None of the Excluded Assets are material to the Business. No Affiliate of any GAME Party owns or holds for use any tangible or intangible assets or properties used in or necessary for the conduct of the Business, other than assets or properties that constitute Contributed Assets and will be transferred by the GAME Parties to the Company at the Effective Time.

(f) All Assets Scheduled. The Disclosure Letter contains a complete and accurate list of all of the GAME Parties’ right, title, and interest in and to all of the assets primarily related to the Business, whether tangible or intangible (each such asset required to be listed on the Disclosure Letter, a “Business Asset”).

20

(g) eSports. All of the eSports teams, groups, associations or other organizations owned, purported to be owned or otherwise associated with any of the GAME Parties and all eSports athletes that play for, represent or are otherwise associated with any of the GAME Parties or their eSports teams, in each case, within the past twelve (12) months, as of immediately prior to the GAME-FAZE Merger Date and as of immediately prior to the Effective Time, are set forth on Section 2.12(g) of the Disclosure Letter.

2.13 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Compliance with Environmental Laws. The GAME Parties are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the Business.

(b) No Legal Actions or Orders. None of the GAME Parties has received written notice of and there is no Legal Action pending, or to the Knowledge of GAME, threatened against the GAME Parties, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. None of the GAME Parties is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any material Liability or obligation with respect to any of the foregoing.

(c) No Assumption of Environmental Law Liabilities. None of the GAME Parties has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

2.14 Material Contracts

(a) Material Contracts. For purposes of this Agreement, “Material Contract” shall mean all of the Business Contracts required to be listed in Section 2.6(a) of the Disclosure Letter, all Business Employee Plans and the following (whether or not disclosed on the Disclosure Letter) to which the GAME Parties are a party or any of the respective assets relating to the Business are bound (excluding any Leases):

(i) each Business Contract with any Person relating to the supply of any products or services to any of the GAME Parties and, together with all other Business Contracts involving such Person or any of such Person’s Affiliates, providing for payments by any one or more GAME Parties, individually or in the aggregate, in excess of $100,000 in any fiscal year;

21

(ii) each Business Contract with any Person that contemplates or involves: (A) the payment or delivery of cash or other consideration by any GAME Party in an amount or having a value in excess of $100,000 individually or in the aggregate when taken together with all other Business Contracts involving such Person or any of such Person’s Affiliates; or (B) the performance of services having a value in excess of $100,000 individually or in the aggregate when taken together with all other Business Contracts involving such Person or any of such Person’s Affiliates;

(iii) any employment or consulting Contract (in each case with respect to which the GAME Parties have continuing obligations as of the date hereof) with any current or former (A) officer or director of the GAME Parties or (B) Business Associate to which: (I) benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of any of the transactions contemplated by this Agreement (whether alone or upon the occurrence or existence of any additional or subsequent event or circumstance); (II) any GAME Party is or may become obligated to make any severance, termination, retention, gross-up or similar payment to any Business Associate; or (III) any GAME Party is or may become obligated to make any bonus, incentive compensation or similar payment (other than in respect of ordinary course salary or wages) to any Business Associate;

(iv) any Business Contract providing for indemnification or any guaranty by any GAME Party other than any Contract providing for indemnification of customers or other Persons pursuant to Business Contracts entered into in the ordinary course of business;

(v) any Contract that purports to limit the right of the GAME Parties (A) to engage in any line of business, (B) compete with any Person or solicit or hire any employee, consultant, contractor, client, customer or supplier, (C) operate in any geographical location, (D) to develop or distribute any Intellectual Property (other than restrictions set forth in such Business Contract with respect to any Intellectual Property that is licensed to a GAME Party under such Business Contract); (E) to make use of any Business IP; or (F) to acquire any product or other asset or any services from any other Person, sell any product or other asset to or perform any services for any other Person, or transact business or deal in any other manner with any other Person;

(vi) each Business Contract that: (A) provides for a “sole source” or “requirements” or similar relationship; (B) requires any GAME Party to accept orders for products or services of the Business; (C) provides for required price reductions for products or services of the Business during the term of the Business Contract; (D) limits any GAME Party’s right or ability to increase prices for products or services of the Business for any period of more than 12 months; (E) contains any “most favored nation” or “most favored customer” or similar provision; or (F) contains any preferential supply or capacity commitment obligation;

(vii) any Business Contract relating to any transaction in which any GAME Party (or any Subsidiary of a GAME Party) merged or was consolidated with any other Person, acquired any securities or assets of another Person or otherwise acquired the rights to any products or services of the Business or any Business IP;

(viii) any Business Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the GAME Parties after the date of this Agreement of assets, including Intellectual Property, or capital stock or other equity interests of any Person;

22

(ix) any Business Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the GAME Parties;

(x) each Business Contract relating to any partnership, joint venture, limited liability company agreement, strategic alliance, profit sharing or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company;

(xi) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Business Contracts, in each case relating to indebtedness or Liabilities, whether as borrower or lender, or imposing a Lien on any of the assets of the GAME Parties;

(xii) any employee collective bargaining agreement or other Business Contract with any labor union;

(xiii) any Business IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the GAME Parties;

(xiv) each Business Contract with (A) a Talent, (B) Top Vendor, (C) Top Customer and (D) a creator, whether or not such creators have existing written agreements with a GAME Party;

(xv) any Contract involving the GAME Parties relating to licensing, sponsorship, projects, events and other related Business Contracts;

(xvi) any Contract between the GAME Parties, on the one hand, and a Related Party, on the other hand;

(xvii) each outstanding power of attorney executed by or on behalf of any GAME Party in connection with the Business; and

(xviii) any Contract which is not otherwise described in clauses (i) - (xvii) above that is material to the GAME Parties, taken as a whole.

(b) Schedule of Material Contracts; Documents. Section 2.14(b) of the Disclosure Letter sets forth a true and complete list as of the date hereof of all Material Contracts. The Material Contracts constitute all of the Business Contracts. The GAME Parties have made available to the Company correct and complete copies of all Material Contracts, including any amendments thereto.

23

(c) No Breach. (i) All the Material Contracts are legal, valid, and binding on the GAME Parties, as applicable, enforceable against them in accordance with their terms, and is in full force and effect; (ii) none of the GAME Parties nor, to the Knowledge of GAME, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Material Contract; and (iii) none of the GAME Parties nor, to the Knowledge of GAME, any third party is in breach or default, or has received written notice of breach or default, of any Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by any of the GAME Parties, or, to the Knowledge of GAME, any other party thereto, and, as of the date of this Agreement, none of the GAME Parties has received written notice of the foregoing or from the counterparty to any Material Contract (or, to the Knowledge of GAME, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).

2.15 Insurance. All insurance policies maintained by the GAME Parties are in full force and effect and provide insurance in such amounts and against such risks as the GAME Parties reasonably have determined to be prudent, taking into account the industries in which the GAME Parties operate, and as is sufficient to comply with applicable Law. None of the GAME Parties is in breach or default, and none of the GAME Parties has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. To the Knowledge of GAME: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

2.16 Anti-Corruption Matters. Since January 1, 2020, none of the GAME Parties or any director, officer or, to the Knowledge of GAME, employee or agent of the GAME Parties has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since January 1, 2020, none of the GAME Parties has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of GAME, no Governmental Entity is investigating, examining, or reviewing the GAME Parties’ compliance with any applicable provisions of any Law relating to anticorruption, bribery, or similar matters.

2.17 Talents.

(a) Section 2.17(a) of the Disclosure Letter sets forth, as of the date of this Agreement, all of the talents of the GAME Parties collectively (the “Talents”).

(b) Except as set forth in Section 2.17(b) of the Disclosure Letter, none of the Talents has, as of the date of this Agreement, informed the GAME Parties in writing that it will, or, threatened to terminate, cancel, or materially limit or materially and adversely modify any of its existing business with the GAME Parties (other than due to the expiration of an existing contractual arrangement), and, to the Knowledge of GAME, none of the Talents is, as of the date of this Agreement, otherwise involved in or threatening any material claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation against the GAME Parties or any of their respective businesses.

24

2.18 Vendors; Customers.

(a) Section 2.18(a) of the Disclosure Letter sets forth, as of the date of this Agreement, the top 20 vendors (other than Talents) of the GAME Parties with respect to the Business, based on the aggregate dollar value of the GAME Parties’ transaction volume with such counterparty during the trailing twelve months for the period ending December 31, 2023 (the “Top Vendors”) together with the amount paid to each Top Vendor. Section 2.18(a) of the Disclosure Letter sets forth, as of the date of this Agreement, the top 20 customers of the GAME Parties with respect to the Business, based on the aggregate amounts paid to the GAME Parties during the trailing twelve months for the period ending December 31, 2023 (the “Top Customer”) together with the amount received from each Top Customer.

(b) Except as set forth in Section 2.18(b) of the Disclosure Letter, none of the Top Vendors or Top Customer has, as of the date of this Agreement, informed any of the GAME Parties in writing that it will, or threatened to terminate, cancel, or materially limit or materially and adversely modify any of its existing business or terms with the GAME Parties (other than due to the expiration of an existing contractual arrangement), and, to the Knowledge of GAME, none of the Top Vendors or Top Customers is, as of the date of this Agreement, otherwise involved in or threatening any material Action against the GAME Parties or any of their respective businesses. To the Knowledge of GAME, there are no supply or allocation issues with respect to any of the suppliers to any of the GAME Parties.

2.19 Full Disclosure. This Agreement (including the Disclosure Letter) does not: (i) contain any representation or warranty that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations or warranties contained and to be contained herein and therein (in the light of the circumstances under which such representations or warranties were or will be made or provided) not false or misleading.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the other Parties as follows:

3.1 Organization. It is a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authority. It has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other proceedings on the Company’s part are necessary to authorize the execution, delivery, and performance of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

25

3.3 Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; or (ii) conflict with or violate any Law applicable to the Company.

3.4 Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasigovernmental authority, including any national securities exchange (a “Governmental Entity”), is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

3.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Charter, and the Stockholders’ Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Game Investor. Assuming the accuracy of the representations of the GAME Parties in Section 2 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Charter, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Charter, and the Stockholders’ Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Game Investor. Assuming the accuracy of the representations of the GAME Parties in Section 2 of this Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

3.6 Company Activities. The Company was incorporated on May 2, 2024 solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby. The Company does not have any indebtedness for borrowed money.

26

4. Covenants.

4.1 Obligations of the GAME Parties. The GAME Parties will take all action necessary to cause each of its Affiliates to perform its obligations under this Agreement and to consummate the Asset Contribution on the terms and conditions set forth in this Agreement.

4.2 Assignment of Contracts and Rights.

(a) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign, transfer, sublease, license or novate any Contributed Assets or Assumed Liability if an attempted assignment, transfer, sublease, license or novation thereof would, without the consent, authorization, filing with, notification to or granting or issuance of any order, waiver or permit by, any relevant Person (including any Governmental Entity) (each, an “Approval”) (i) constitute a breach or other contravention of Law or of any Assigned Contract, or (ii) be ineffective, void or voidable, unless and until such Approval is obtained. Prior to and, subject to the terms of this Section 4.2, following the Effective Time, the GAME Parties and the Company shall cooperate to obtain the Approval of any required third party for the assignment and assumption of all such Contributed Assets and Assumed Liabilities to the Company. The GAME Parties shall not, in connection with seeking and obtaining any Approval, waive any rights under any Assigned Contract or otherwise amend or alter any terms of any Assigned Contract without the Company’s prior written consent.

(b) If, at the Effective Time, any Approval is not obtained, or if an attempted transfer or assignment thereof would be ineffective or a violation of Law, the GAME Parties and the Company shall cooperate in a mutually agreeable arrangement under which the Company would, in compliance with applicable Law, obtain the claims, rights and benefits and assume the obligations and bear the economic burdens associated with the applicable Contributed Asset or Assumed Liability in accordance with this Agreement, including subcontracting, sublicensing or subleasing to the Company or such Affiliate, or under which the GAME Parties or their applicable Affiliates would use commercially reasonable efforts to enforce, at the request and for the benefit of the Company, any and all of its rights against a third party thereto associated with such Contributed Assets or Assumed Liabilities and (i) the GAME Parties and their respective Affiliates would promptly pay to the Company when received all monies received by them under any Contributed Assets or any claim or right or any benefit arising thereunder and (ii) the Company will promptly pay, perform or discharge when due any Assumed Liabilities arising thereunder. Without limiting the foregoing, the GAME Parties shall, and shall cause their respective Affiliates to, hold such Contributed Assets (or such claim, right or benefit arising thereunder) for the sole use and benefit (or economic burden) of the Company and its Affiliates and shall take such actions as are reasonably requested by the Company in order to place the Company and the Company’s Affiliates in substantially the same position as if such Contributed Assets or Assumed Liabilities (or such claim, right or benefit arising thereunder) had been transferred, assigned or sublet, as applicable, to the Company or its applicable Affiliate at the Effective Time. Once such Approval is obtained, the GAME Parties shall, or shall cause their applicable Affiliates to, assign, transfer or sublease, as applicable, such Contributed Assets or Assumed Liabilities to the Company for no additional consideration.

27

4.3 Further Assurances; Certain Matters.

(a) Further Assurances. From and after the Effective Time, subject to the terms and conditions of this Agreement, each Party shall, and shall cause its Affiliates to, execute and deliver all such documents and instruments and take all such further other actions, as may reasonably be necessary or advisable, to carry out the purposes and intents of this Agreement.

(b) Post-Closing Transfer of Assets or Liabilities to the Company. From and after the Effective Time, if any Business Asset, item required to be disclosed in Section 2.12(g) of the Disclosure Letter or Assumed Liability is either (i) found to have been retained by any of the GAME Parties or any of their Affiliates in error, either directly or indirectly, or (ii) retained by any of the GAME Parties and designated by the Company as a Contributed Asset prior to or after the Closing (whether such Business Asset was known or unknown to the Company or any other party as of the Effective Time), the GAME Parties or their respective Affiliates shall promptly, in the case of clause (i), notify the Company thereof, and, subject to the Company’s written consent, shall transfer, or cause to be transferred, as soon as reasonably practicable such Contributed Asset or Assumed Liability to the Company or an Affiliate designated by the Company for no consideration and at no cost to the Company or such Affiliate. For the avoidance of doubt, no Business Asset or Liability shall be transferred by the GAME Parties or their respective Affiliates to the Company without the prior written consent of the Company, which may be withheld in the Company’s sole discretion.

(c) Post-Closing Transfer of Assets or Liabilities to the GAME Parties. From and after the Effective Time, if any right, property or asset not constituting a Contributed Asset or Assumed Liability is found to have been transferred to the Company (or an Affiliate of the Company) in error or any AP Excess is transferred to the Company (or an Affiliate of the Company), either directly or indirectly, the Company shall promptly notify GAME thereof and shall transfer, or cause to be transferred, as soon as reasonably practicable such right, property or asset or AP Excess to GAME or an Affiliate designated by GAME (and GAME or such Affiliate shall accept and assume such Excluded Asset) for no consideration and at no cost to the Company. In furtherance of the foregoing, the Parties shall, and shall cause their appropriate Affiliates to, execute such documents or instruments of conveyance or assumption and take such further acts as are reasonably necessary or desirable to effect the transfer of any such right, property or asset or AP Excess, in each case such that each Party and its Affiliates are put into the same economic position as if such action had been taken at the Effective Time.

4.4 Public Announcements. From and after the date of this Agreement, except as expressly contemplated by this Agreement, the GAME Parties shall not, and shall cause their respective Affiliates not to, issue or make any press release or public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or any of the transactions contemplated herein, without the Company’s prior written consent.

28

4.5 Non-Competition; Non-Solicit.

(a) Non-Competition. In order to protect the GAME Parties’ and the Kalish Investor’s significant investment and the value of the Company’s goodwill and going concern value (as the same will be constituted after the Effective Time in the Company), for a period from the Effective Time through the later of (i) the five year anniversary of the Effective Time and (ii) two years after GAME and its Affiliates no longer (A) own, directly or indirectly, any shares of capital stock in the Company and (B) have any rights to appoint a director or observer to the Company’s board of directors (the “Restricted Period”), the GAME Parties and all Affiliates thereof shall not (i) anywhere in the United States of America and (ii) any other country or jurisdiction in which the GAME Parties, the Company or their respective Affiliates operate or have conducted business in within the then prior twelve (12) months, either directly or indirectly, on the GAME Parties’ own behalf or in conjunction with or for the benefit of any other party and shall not cause or permit any Affiliate to: (i) own, operate, manage, or control any interest in any Competing Business, (ii) engage in or assist another Person to engage in, or prepare to engage in (whether directly or indirectly) any Competing Business, (iii) act as an operator, employee, contractor, consultant, investor, officer, director, partner, member, joint venturer of, agent or representative of, or otherwise act on behalf of, any Person engaged in any Competing Business; (iv) lend credit or money to, or guarantee any indebtedness of, or otherwise provide financial assistance to, or render any managerial, marketing, or other advice or assistance to, any Person for the purpose of establishing or operating any Competing Business; (v) create any business plan or marketing material or financial data or projection with respect to, seek or obtain investment for, or otherwise arrange or set up any Competing Business, or (vi) render any material services or provide any products to, do business with, or accept business from, any Person engaged in any Competing Business. Notwithstanding any provision contained in this Section 4.5 to the contrary, nothing in this Section 4.5 shall prohibit the GAME Parties or any of their respective Affiliates from: (i) ownership of securities in the Company, including the securities of the Company contemplated to be issued hereby, (ii) other activities with the Company following the Effective Time, including without limitation, contracts or other commercial activities entered into by the Company and the GAME Parties and/or their respective Affiliates, including any and all agreements and activities contemplated by this Agreement, (iii) performing any services for the benefit of the Company (or any Affiliate thereof) as an employee, advisor, independent contractor or in any other capacity and (iv) owning not more than one percent (1%) of the securities of any publicly traded entity so long as none of the GAME Parties or any of their respective Affiliates has any active governance, management, oversight or other participation in the business of such entity.

(b) Non-Solicitation. The GAME Parties on behalf of themselves and their respective Affiliates, agree that, during the Restricted Period, without the prior written consent of the Company, the GAME Parties and each of their respective Affiliates shall not, directly or indirectly:

(i) contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise), or actually hire, any employee, consultant, agent, independent contractor or otherwise who is currently employed or engaged by, or was employed or engaged within the last twelve month period by any GAME Party, the Company or any Affiliate thereof with respect to the Business as presently conducted, presently planned to be conducted, or has been conducted within the past twelve (12) months by any GAME Party, the Company or any Affiliate thereof; provided, however, that the GAME Parties and their respective Affiliates shall not be prohibited from general solicitations for employment not directly targeting the Company, its Affiliates or the foregoing’s employees; and/or

29

(ii) (A) solicit, attempt to induce or perform services for any customer, client, partner, agent or other business relation of either the GAME Parties, the Company or any Affiliate thereof with respect to the Business as presently conducted, presently planned to be conducted, or has been conducted within the past twelve (12) months by either the GAME Parties (or any Person who was a customer, client, partner, agent or other business relation of either the GAME Parties, the Company or any Affiliate thereof with respect to the Business in the three (3) year period prior to the date hereof) or any Person with whom the GAME Parties, the Company or any Affiliate thereof, was involved in making a proposal to provide products or services during the three (3) year period immediately preceding the date hereof (collectively, “Customers”), into any business relationship relating to the Business or which is reasonably likely to harm either the Company or any of their Affiliates, (B) solicit, encourage, aid, influence or attempt to influence any Customer to terminate, cease doing business with or adversely amend or modify such Customer’s relationship with the Company or any of its Affiliates or (C) disparage either the Company or any of its Affiliates, officers, directors, principals, managers, employees or agents.

(c) Remedies. The GAME Parties and their respective Affiliates acknowledge and agree that in the event of a breach by it of any of the provisions of this Section 4.5, monetary damages shall not constitute a sufficient remedy and in the event of any such breach, the Company and/or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case, without the requirement of posting a bond or proving actual damages.

(d) Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(e) Acknowledgment. The GAME Parties and their respective Affiliates acknowledge and agree that: (i) the restrictions contained in this Section 4.5 are reasonable in all respects (including with respect to the subject matter, time period and geographical area) and are necessary to protect the Company’s (and its Affiliates’) interest in, and value of, the Business (including the goodwill inherent therein), and (ii) the Company would not have consummated the transactions contemplated hereby without the restrictions contained in this Section 4.5.

4.6 LA County Taxes. The GAME Parties shall diligently and timely resolve any outstanding dispute with respect to taxes owed to Los Angeles County, California (including the county tax liens with file numbers 20221087413 and 20230801043) (the “LA County Tax Liens”) and pay any amount dues thereunder, in any event, no later than 10 days after the date of this Agreement. The GAME Parties shall take any and all actions required to remove and terminate the LA County Tax Liens. The GAME Parties shall keep the board of directors of the Company reasonably appraised of any actions taken (or omissions) related to the LA County Tax Liens, including any communications between the GAME Parties or the Company, on the one hand, and the Los Angeles County and its representatives or related Governmental Entities, on the other hand.

30

5. Indemnification

5.1 Survival. The representations, warranties, covenants and agreements made by the GAME Parties and the Company in this Agreement and the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of or inaccuracy in any of such representations, warranties, covenants and agreements shall survive the Effective Time indefinitely.

5.2 Indemnification by the GAME Parties. The GAME Parties shall indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, agents, employees representatives and permitted successors and assigns (each a “Company Indemnitee” and collectively, the “Company Indemnitees”) from and against, and shall compensate and reimburse each of the Company Indemnitees for, any and all Damages, including reasonable attorneys’ fees, which are actually incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of: (a) any breach of the representations and warranties of the GAME Parties set forth in Section 2 of this Agreement, (b) any breach of the covenants of the GAME Parties in this Agreement, (c) the conduct of the GAME Parties’ business or ownership, use, condition, possession or operation of the Business or any of the GAME Parties’ assets on or before the Effective Time, including the conduct of such business or operation or ownership, use, condition, possession or operation of any such assets, directly or indirectly, by one or more Affiliates of the GAME Parties on or before the Effective Time, (d) any Taxes related to the Contributed Assets with respect to the Pre-Closing Tax Period, including with respect to any county tax liens (including the LA County Tax Liens) or taxes of Los Angeles County (including penalties and interest) and any successor liability (of the Company or otherwise), (e) any Excluded Assets, (f) any Excluded Liabilities, including the AP Excess and (g) any actions taken by any Company Indemnitee or otherwise in connection with terminating the LA County Tax Liens and any related matters.

5.3 Indemnification by the Company. The Company shall indemnify, defend and hold harmless the GAME Parties and their respective Affiliates, officers, directors, agents, employees representatives and permitted successors and assigns (each a “GAME Party Indemnitee” and collectively, the “GAME Party Indemnitees” and, together with the Company Indemnitees, the “Indemnitees”) from and against, and shall compensate and reimburse each of the GAME Party Indemnitees for, any and all Damages, including reasonable attorneys’ fees, which are actually incurred by any of the GAME Party Indemnitees or to which any of the GAME Party Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of: (a) any breach of the representations and warranties of the Company set forth in Section 3 of this Agreement, (b) any breach of the covenants of the Company in this Agreement, (c) the conduct of the Company’s business or ownership, use, condition, possession or operation of the Business or any of the Company’s assets after the Effective Time, including the conduct of such business or operation or ownership, use, condition, possession or operation of any such assets, directly or indirectly, by one or more Affiliates of the Company after the Effective Time, and (d) any Assumed Liabilities.

31

6. Conditions.

6.1 Conditions to Obligations of the GAME Parties. The obligations of the GAME Parties to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the GAME Parties on or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects as of the Effective Time.

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects on or before the Effective Time.

(c) Stockholders’ Agreement. The Company and the other stockholders of the Company named as parties thereto shall have executed and delivered the Stockholders’ Agreement.

(d) Kalish Stock Purchase Agreement. At or contemporaneously with the Effective Time, the closing of the transactions contemplated by that certain Preferred Stock Purchase Agreement, dated as of the date hereof, by and between the Company and the Kalish (the “Kalish Purchase Agreement”) Investor shall occur.

(e) Charter. The Company shall have filed the Charter in the form of Exhibit B attached to this Agreement with the Secretary of State of Delaware on or prior to the Effective Time, which shall continue to be in full force and effect as of the Effective Time.

6.2 Conditions to Obligation of the Company. The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by the Company on or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the GAME Parties contained in Section 2 shall be true and correct in all respects as of the Effective Time.

(b) Performance. The GAME Parties shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the GAME Parties in all respects on or before the Effective Time.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

32

(d) Stockholders’ Agreement. The Game Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Stockholders’ Agreement.

7. Miscellaneous.

7.1 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Accounts Payable” means the aggregate accounts payable under the AP/AR Contracts as of the Effective Time. For the avoidance of doubt, an Accounts Payable listed in the AP/AR Listing shall not be contributed to the Company unless such Accounts Payable arises out of an Assigned Contract.

“Accounts Receivable” means the aggregate accounts receivable under the AP/AR Contracts as of the Effective Time. For the avoidance of doubt, an Accounts Receivable listed in the AP/AR Listing shall not be contributed to the Company unless such Accounts Receivable arises out of an Assigned Contract.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”

“Ancillary Documents” means the Company’s Charter Documents, the Kalish Purchase Agreement, the Stockholders’ Agreement, the License Agreement, the Master Services Agreement, and the Equity Incentive Plan, in each case, including the exhibits, schedules and annexes thereto.

“AP/AR Contract” means each of the Assigned Contracts whose customer or vendor of the applicable Game Party thereunder is listed on the AP/AR Listing. For the avoidance of doubt, an Accounts Payable or Accounts Receivable listed in the AP/AR Listing shall not be contributed to the Company unless such Accounts Payable or Accounts Receivable arises out of an Assigned Contract.

“AP/AR Listing” means the accounts payable and accounts receivable listing set forth on Schedule B, setting forth each of the accounts payable and accounts receivable under each AP/AR Contract as of May 14, 2024.

“Assigned Contract” means all Contracts set forth on Schedule 2.12(b) and Schedule 2.14(b) (other than Schedule 2.14(b)(xi) and Schedule 2.14(b)(ii)(10)). For the avoidance of doubt, with respect to any Contract constituting a master services agreement (or similar master agreement), references to “Contract” shall include references to any statements of work or purchase orders agreed pursuant to such master services agreement (or similar master agreement).

33

“Assumed Debt” means all of the following, to the extent primarily related to the Business that is assumed by the Company (or any Affiliate thereof) at the Effective Time, whether issued to, extended to, applicable to, incurred by, or a contractual obligation of, the GAME Parties, without duplication: (a) all obligations under Assigned Contracts which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which the GAME Parties are liable as lessee; (b) all customer advances, customer deposits, prepayments of accounts receivable, and Deferred Revenue of the Business; (c) all outstanding earned but unpaid advance trade credits and rebate obligations payable to customers of the Business; (d) any accrued and unpaid interest or change of control, prepayment premiums or penalties, acceleration or similar payments in respect of the items specified in the foregoing clauses (a) through (c) becoming due as a result of the transactions contemplated by this Agreement pursuant to the terms thereof. Notwithstanding the foregoing, “Assumed Debt” does not include GAME Transaction Expenses, or trade payables (other than as specified in clause (c) above) and accrued expenses arising in the ordinary course of business.

“Business” means the business of media and entertainment as conducted, proposed to be conducted, or has been conducted within the past twelve (12) months by FAZE, as of immediately prior to the GAME-FAZE Merger Date and as of immediately prior to the Effective Time, including (a) FAZE’s brand, (b) the creation, hosting and distribution of digital content, programming, design merchandise and related consumer products, (c) talent agency, (d) licensing, sponsorship, projects, events and other related gaming activities, and (e) all the business of FAZE other than professional eSports teams and athletes.

“Business Associate” means any current or former officer, other employee, independent contractor, consultant, director or other service provider of any GAME Party employed in, engaged by or assigned to the Business from time to time.

“Business Contract” means any Contract relating to or used in the Business: (a) to which any GAME Party is or has been a party; (b) by which any GAME Party or any of its assets is or may become bound or under which any GAME Party has, or may become subject to, any obligation; or (c) under which any GAME Party has or may acquire any right or interest, including each Business IP Agreement.

“Business Day” means any day other than: (a) a Saturday, Sunday or a federal holiday; or (b) a day on which commercial banks in New York, NY are authorized or required to be closed.

“Business IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and used in the Business.

“Business IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third party service providers) by the Business.

34

“Business-Owned IP” means all Intellectual Property owned by the GAME Parties primarily related to the Business.

“Business Personal Property” means all of the machinery, equipment, machinery, testing facilities, fixtures, hardware, tools, motor vehicles, instruments, furniture, furnishings, leasehold improvements, office equipment, supplies, plant, spare parts and other tangible personal property owned, leased or used, or purported to be owned, leased or used, by any GAME Party in the Business.

“Business Pro-Forma Financial Statements” means the pro forma combined balance sheet as of December 31, 2023 and the related unaudited pro forma combined statement of operations and cash flows of the Business for the fiscal year December 31, 2023.

“Charter Documents” means: (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof; (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement, as applicable, thereof; (c) with respect to a partnership, the certificate of formation and the partnership agreement; and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Competing Business” means a business that is directly or indirectly competitive with the Business.

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or unwritten.

“Damages” means and includes any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense.

“Deferred Revenue” means short-term and long-term deferred revenue, as determined in accordance with GAAP.

“Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by GAME to the Company concurrently with the execution of this Agreement.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

35

“Equity Incentive Plan” means the 2024 Equity Incentive Plan of the Company, as amended, restated, or modified from time to time.

“ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the GAME Parties as a “single employer” within the meaning of Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense” means any fee, cost, expense, payment, expenditure or Liability.

“GAME Transaction Expenses” means any Expense, whether incurred prior to the date of this Agreement, prior to the Effective Time or at or after the Effective Time (and whether or not invoiced prior to the Effective Time), incurred or borne by or on behalf of the GAME Parties and their respective Affiliates or the Business, or to or for which the GAME Parties and their respective Affiliates or the Business are or become subject or liable, in connection with any of the transactions contemplated by this Agreement that is unpaid immediately prior to the Effective Time or arises at or after the Effective Time, including: (a) any Expense that is payable by the GAME Parties or their respective Affiliates to legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person that performed services for or provided advice to the GAME Parties or their respective Affiliates or any Representative of the GAME Parties or their respective Affiliates, or who is otherwise entitled to any compensation or payment from the GAME Parties or their respective Affiliates, in connection with any of the transactions contemplated by this Agreement; (b) any Expense that arises, or is triggered or becomes due or payable, as a result of the consummation (whether alone or in combination with any other event or circumstance) of any of the transactions contemplated by this Agreement, including any stay bonus, change-in-control payment, severance Expense or other sum that may become payable pursuant to any “single trigger” or “double trigger” severance arrangement, bonus, vacation, paid time off or similar incentive or retention payment (including the employer portion of any employment or payroll Taxes related thereto regardless of when due, including any Taxes deferred pursuant to the CARES Act); (c) any Expense incurred by or on behalf of the GAME Parties or their respective Affiliates in connection with or relating to this Agreement or any of the transactions contemplated herein or the process resulting in such transactions that the GAME Parties or their respective Affiliates are or will be obligated to pay or reimburse before, at or after the Effective Time; and (d) any Expense incurred to obtain any Approval or other third party Consent under, or to terminate, any Contract or from any Governmental Entity as a result of or in connection with any of the transactions contemplated by this Agreement.

36

“Intellectual Property” means any and all rights, title, and interest in or to intellectual or industrial property, throughout the world, including all U.S. and foreign: (a) patents, published or unpublished patent applications (and any patents that will be issued as a result of those patent applications), provisional patent applications and similar filings, invention disclosures, and industrial designs, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, extensions or counterparts and foreign equivalents thereof, (b) registered and unregistered trademarks, logos, service marks, certification marks, trade dress and trade names, brand names, business names, slogans, pending applications therefor, and internet domain names, and other similar designations of source or indicia or origin, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing, (c) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in Software, content, and other works of authorship, (d) Software, (e) rights of personality, privacy, and publicity, including to the extent in name, handle, nickname, number, image, likeness, voice, and other personal attributes and in social media usernames, accounts, and hashtags, and (f) trade secrets, confidential information and other proprietary rights or information including know-how, unpatented inventions, processes, models and methodologies, formulae, technology, technical or research data, customer or end-user lists, business plans, database rights, in each case that derive independent economic value from not being generally known by the public and not being readily ascertainable by other Persons (the foregoing items in clause (f), collectively “Trade Secrets”).

“Inventory” means the inventory, wherever located, including raw materials, work or construction in process, demo and evaluation inventory, finished products and inventoriable supplies or components, and non-capital spare parts used or held for use in the operation of the Business, and owned by any GAME Party or held by vendors to the Business, and any rights to the warranties received from suppliers and any related claims, credits, rights of recovery, and set-off with respect to such Inventory.

“Knowledge” or to the “Knowledge of GAME” means the actual knowledge of Justin Kenna, Richard Bengston, Thomas Oliveira and Yousef Abdelfattah, or if a prudent individual in such individual’s position could reasonably be expected to have discovered or otherwise become aware of such fact or other matter under the circumstances by virtue of conducting a reasonable investigation.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) related to the Business under which the GAME Parties hold any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the GAME Parties thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property.

37

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“License Agreement” means that certain Trademark License Agreement, dated as of the date hereof, by and between the Company and GAME.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Master Services Agreements” means that certain Master Services Agreement, dated as of the date hereof, by and between the Company and GAME.

“Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that (i) would prevent, delay or impair the consummation of the transactions contemplated by this Agreement or (ii) is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to the Business, results of operations, condition (financial or otherwise), or assets of the Business, taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (a) changes generally affecting the economy, financial or securities markets, or political conditions; (b) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (c) any outbreak or escalation of war or any act of terrorism, or military actions, or the escalation thereof; (d) natural disasters, weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (e) general conditions in the industry in which the Business operates; (f) any failure, in and of itself, by the GAME Parties to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for the Business for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (g) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with the Company’s consent; provided further, however, that any Effect referred to in clauses (a), (b), (c), (d), or (e) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Business, taken as a whole, compared to other participants in the industries in which the Business operates (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred).

38

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License, and including compulsory copyleft terms.

“Open Source Materials” means any software subject to an Open Source License.

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate accruals or reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate accruals or reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated in any material respect by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; and (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Pre-Closing Tax Period” means any taxable period ending on or before the Effective Time and that portion of any Straddle Period beginning before and ending on and including the Effective Time.

“Related Party” means any: (a) officer or director of either the GAME Parties, or 5% or greater stockholder of GAME; (b) Business Associate; (c) member of the immediate family of any such officer, director, stockholder or Business Associate; (d) Affiliate of any Person referred to in clause “(a),” “(b)” or “(c)” of this sentence; or (e) trust or other Person (other than any GAME Party) in which any one of the Persons referred to in clauses “(a),” “(b),” “(c)” or “(d)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary, financial or equity interest.

“Representative” means a Person’s directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors.

39

“Retained Businesses” means the businesses of the GAME Parties other than the Business.

“Securities Act” means the Securities Act of 1933, as amended.

“Straddle Period” means any taxable period that includes but does not end on the Effective Time.

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transferred Employee” means each employee of the Business set forth on Schedule C who actually commences employment with the Company upon or following the Effective Time, subject to the terms of the Master Services Agreement.

7.2 Fees and Expenses. Subject to Section 5, and except as set forth in this Agreement, including Section 7.3, each Party shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such Party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by the Company and its Representatives with respect to the Business (and the furnishing of information to the Company and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement and the obtaining of any Consent required to be obtained in connection with any of such transactions.

7.3 Attorneys’ Fees. If any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought by one Party against any other Party, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

40

7.4 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by e-mail transmission before 5:00 p.m. (recipient’s time) on the day sent by e-mail transmission and receipt is confirmed by a non-automated response, on the date on which receipt is confirmed; (c) if sent by e-mail transmission on a day other than a Business Day and receipt is confirmed by a non-automated response, or if sent by e-mail transmission on a Business Day after 5:00 p.m. (recipient’s time) and receipt is confirmed by a non-automated response, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third Business Day after being sent; and (e) if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier. All notices and other communications hereunder shall be delivered to the address or e-mail address set forth beneath the name of such party below (or to such other address or e-mail address as such party shall have specified in a written notice given to the other parties hereto):

If to the Company:

FaZe Media, Inc.

[  ]

Attn: Matthew Kalish, Secretary

Email:

with a copy (which shall not constitute notice or such other communication) to:

Pillsbury Winthrop Shaw Pittman LLP

31 W 52nd Street, 29th Floor

New York, NY 10019

Attn: Stephen B. Amdur

Email: stephen.amdur@pillsburylaw.com

If to any GAME Party:

GameSquare Holdings, Inc.

6775 Cowboys Way, Suite 1335

Frisco, TX 75034

Attention: Justin Kenna, CEO

Email: justin@gamesquare.com

with a copy (which shall not constitute notice or such other communication) to:

Baker Hostetler LLP

1900 Avenue of the Starts, Suite 2700

Los Angeles, CA 90067

Attention: Alan A. Lanis, Jr., Esq.

Email: jrlanis@bakerlaw.com

41

7.5 Entire Agreement. This Agreement, together with the Charter, Stockholders’ Agreement, and the other agreements being entered into in connection with the transactions contemplated hereby and thereby, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations, and warranties and agreements, both written and oral, with respect to such subject matter.

7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be null and void.

7.7 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable Law.

7.8 No Third Party Beneficiaries. Except for (a) Section 5, which may be enforced by the applicable Indemnitees as set forth in Section 5, and (b) the Kalish Investor who is an express third party beneficiary entitled to enforce the Company’s rights under this Agreement (whether in the Kalish Investor’s name or the Company’s name), including asserting any claims or commencing any action, suit or other legal proceeding the Company may have under this Agreement, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

7.9 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each of the Parties. No waiver by either Party of any of the provisions hereof shall be effective, unless explicitly set forth in writing and signed by each Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

7.10 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Delaware irrespective of the choice of laws principles of the state of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute.

42

(b) Venue. Any action, suit or other legal proceeding relating to this Agreement (including the enforcement of any provision of this Agreement), including an action, suit or other legal proceeding based upon fraud, intentional misrepresentation or willful misconduct, shall be brought or otherwise commenced exclusively in any state or federal court located in the State of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such action, suit or legal proceeding; (ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such action, suit or legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. The Parties agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(c) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

7.12 Construction. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) All references to statutory provisions shall be construed as meaning and including references to (i) any statutory modification, consolidation or re-enactment made after the date of this Agreement and for the time being in force; (ii) all statutory instruments or orders made pursuant to a statutory provision; and (iii) any statutory provision of which these statutory provisions are a consolidation, re-enactment or modification;

(b) Words denoting the singular shall include the plural (and vice versa) and words denoting any gender shall include all genders and the neuter;

43

(c) Headings, subheadings, titles, subtitles to Articles, Sections, sub-sections, clauses and paragraphs are for information only, and shall not form part of the operative provisions of this Agreement or the annexures hereto and shall be ignored in construing the same;

(d) References to recitals, Sections, Articles, clauses, schedules or exhibits are, unless the context otherwise requires, references to recitals, Sections, articles, clauses, schedules and exhibits to this Agreement;

(e) The word “including” shall mean including, without limitation, and the words “include” and “includes” shall have corresponding meanings and such words shall not be construed to limit any general statement that they follow to the specific or similar items or matters immediately following them;

(f) The term “hereof,” “herein,” “hereto,” “hereunder,” or similar expressions used in this Agreement mean and refer to this Agreement as a whole and not to any particular Section in this Agreement unless the context otherwise requires;

(g) All references to Contracts include (subject to all relevant approvals) a reference to that Contract as amended or supplemented from time to time;

(h) Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars. Except as otherwise provided in this Agreement, for purposes of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the average closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the trading day immediately preceding such date. Notwithstanding the foregoing, for purposes of determining the amount of Damages suffered or incurred by an Indemnitee in connection with any claim under Section 5, any amount in respect of such claim, to the extent in a currency other than dollars, shall be converted from the applicable currency to dollars using the average closing rate for exchanges between such currency and dollars quoted by the Wall Street Journal (U.S. Edition) for the day that is two trading days prior to the date on which the related claim is resolved (through mutual agreement, arbitration or otherwise);

(i) Any capitalized term used but not defined in a Schedule or Exhibit to this Agreement shall have the meaning set forth in this Agreement; and

(j) Any reference to a document having been “made available” or “provided” to the Company means uploaded and made available to the Company and its Representatives in the “FaZe Media” online data room hosted by Dropbox, Inc. in connection with the transactions contemplated by this Agreement at least three (3) Business Days prior to the date hereof.

[signature page follows]

44

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GAMESQUARE HOLDINGS INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	CEO

FAZE MEDIA HOLDINGS, LLC

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	President

FAZE HOLDINGS INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	President

FAZE MEDIA, INC.

By:	/s/ Matthew Kalish
Name:	Matthew Kalish
Title:	Secretary

[Signature Page to Contribution Agreement]

Schedule A

Contributed Assets, Assumed Liabilities and Excluded Liabilities

Schedule B

AP/AR Listing

Schedule C

Transferred Employee Census

Exhibit A

Form of Stockholders’ Agreement

Exhibit B

Form of Charter